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                                                                   EXHIBIT 4(i)

                              CERTIFICATE OF TRUST

                                       OF

                               UCU CAPITAL TRUST I


                   This Certificate of Trust of UCU Capital Trust I (the "Trust"), dated August 30 , 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sections 3801, et seq.).

                   1. NAME. The name of the business trust formed by this Certificate of Trust is UCU Capital Trust I.

                   2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

                   3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.


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                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                        CHASE MANHATTAN BANK DELAWARE, not
                                        in its individual capacity but
                                        solely as trustee


                                        By:    /s/ Denis Kelly
                                        ------------------------------
                                            Name:  Denis Kelly
                                            Title: Assistant Vice President

                                         THE CHASE MANHATTAN BANK, not in
                                         its individual capacity but solely
                                         as trustee


                                         By:      /s/ R. BARKER
                                         -----------------------------
                                         Name:  R. Barker
                                         Title:  Authorized Signer

                                         DALE J. WOLF, not in his individual
                                         capacity but solely as trustee of
                                         the Trust


                                          /s/ DALE J. WOLF
                                          ---------------------------

                                          ELLEN FAIRCHILD, not in her
                                          individual capacity but solely
                                          as trustee of the Trust


                                          /s/ ELLEN E. FAIRCHILD
                                          ---------------------------


                                          KENNETH C. JONES, not in his
                                          individual capacity but solely
                                          as trustee of the Trust


                                          /s/ KENNETH C. JONES
                                          ----------------------------


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